EXHIBIT 10.12
                              RESTRUCTURE AGREEMENT

         THIS RESTRUCTURE AGREEMENT (the "Agreement") is entered into on March 21, 2003 (the "Effective Date"), by and among Triton Private Equities Fund, L.P. ("Triton"), Nurescell Inc. ("Nurescell"), Advanced Technology Industries, Inc. ("ATI") and ATI Nuklear AG ("ATI Sub"), with reference to the following facts and circumstances:

         A. Nurescell and ATI Sub have previously entered into a "License Agreement" dated as of August 15, 2000 (the "License Agreement"), an "Investment Agreement" dated as of August 17, 2000 (the "Investment Agreement") and a Modification Agreement dated as of June 11, 2001 (the "Modification Agreement"), each of which was amended by a "Transaction Restructure Agreement" entered into as of September 30, 2001 by Nurescell, ATI and ATI Sub (the "2001 Restructure Agreement"). Under the License Agreement, as amended, Nurescell has licensed to ATI Sub certain "Technology" (as described in Exhibit 1 to the License Agreement) in return for specified royalty payments.

         B. Nurescell presently owes ATI (i) approximately $176,158 for short-term cash advances previously made by ATI to Nurescell and (ii) various sums for legal fees that ATI has paid on Nurescell's behalf. Nurescell is also indebted to ATI Sub pursuant to a $1 million promissory note (the "ATI Sub Note"). The ATI Sub Note is secured by (i) 15,000,000 unissued shares of Nurescell's common stock ("Nurescell Common Stock"), (ii) a first priority security interest in the Technology and (iii) all royalties due to Nurescell pursuant to Section 4.3 of the License Agreement (collectively, the "Collateral"). Nurescell is presently in default with respect to its obligations to ATI and its obligations to ATI Sub under the ATI Sub Note.

         C. Nurescell is indebted to Triton (collectively, the "Nurescell Debt") pursuant to (i) Nurescell's Series 1999-A 8% Convertible Promissory Note dated December 15, 1999, which came due as to $335,000 in principal on December 1, 2001 (the "1999 Note"), (ii) Nurescell's Series 2000-A 8% Convertible Promissory Note dated February 8, 2000, which came due as to $385,000 in principal on December 1, 2001 (the "2000 Note"), (iii) accrued interest on the 1999 Note and 2000 Note (taking into account Triton's prior conversion of $50,000 of the 1999
Note) and (iv) accrued penalties due to Nurescell's failure to register the shares underlying the 1999 and 2000 Notes as required by the Registration Rights Agreements (the "Registration Agreements") between Triton and Nurescell dated December 15, 1999 and February 8, 2000 (again taking into account Triton's prior conversion of $50,000 of the 1999 Note). Nurescell is presently in default with respect to its obligations to Triton in connection with the Nurescell Debt.

         D. In light of the fact that Nurescell is unable to satisfy its obligations to ATI, ATI Sub and Triton, the parties desire to restructure their relationship so that (i) through conversion into Nurescell Common Stock of at least a portion of the Nurescell Debt, Triton is able to become the majority shareholder of Nurescell and control its operations, (ii) Nurescell's Articles of Incorporation are amended to increase the number of authorized shares so that, if Triton so desires, Triton is able to convert all of the Nurescell Debt into Nurescell Common Stock (assuming a conversion price of $0.001 per share) and (iii) ATI and/or ATI Sub are able to acquire the Technology in return for
(A) cancellation of the ATI Sub Note, the 2001 Restructure Agreement, the Investment Agreement, the License Agreement, the Modification Agreement and all other obligations of Nurescell to ATI or ATI Sub (collectively, the "ATI Obligations") and (B) release of the Collateral for the ATI Sub Note, in each case on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                CONVERSION OF NURESCELL DEBT AND RELATED MATTERS

         1.01 INITIAL TRITON CONVERSION. Immediately after (i) Nurescell's current Board of Directors adopts resolutions in substantially the form of the attached Exhibit "A" and (ii) all current directors and officers subsequently resign from their positions with Nurescell (such resignations being in the form of the attached Exhibit "B"), Triton shall convert into Nurescell Common Stock at least that much of the Nurescell Debt as would give Triton a majority of the then-outstanding shares of Nurescell Common Stock (which is anticipated to require a conversion for at least 16,070,239 shares). To the extent requested by Triton, Nurescell shall use its best efforts to assist Triton with the foregoing conversion (the "Initial Conversion"), including appropriate instructions to Nurescell's stock transfer agent.

         1.02 INCREASE IN AUTHORIZED SHARES. Upon completion of the Initial Conversion, Nurescell and Triton shall each use their best efforts to (i) amend Nurescell's Articles of Incorporation to increase the number of authorized shares (the "Share Increase") to an amount that will at least allow the balance of the Nurescell Debt to be converted into Nurescell Common Stock (assuming a conversion price of $0.001 per share) and (ii) prepare, file with the Securities and Exchange Commission and deliver to Nurescell's shareholders an Information Statement (the "Information Statement") describing both the Share Increase and the transfer of the Technology pursuant to this Agreement (the "Technology Transfer") in the manner required by law. The parties acknowledge and agree that the Share Increase and the Technology Transfer will become effective 20 days after the Information Statement has been sent or given to Nurescell's shareholders. To the extent reasonably requested by Nurescell and/or Triton, ATI, in its capacity as a Nurescell shareholder, shall cooperate in causing the Share Increase to become effective.

         1.03 SUBSEQUENT TRITON CONVERSIONS. After the Effective Date, Triton may from time-to-time, in its sole discretion, cause some or all of the remaining Nurescell Debt to be converted into common stock. To the extent requested by Triton, Nurescell shall use its best efforts to assist Triton with each such conversion including, but not limited to, providing confirmation of the prior approval of such conversion by Nurescell's Board of Directors and appropriate instructions to Nurescell's stock transfer agent.

                                   ARTICLE II
                 TRANSFER OF THE TECHNOLOGY AND RELATED MATTERS
                 ----------------------------------------------

         2.01     TECHNOLOGY TRANSFER AND OTHER TRANSACTIONS.

                  (a) On the Closing Date (as defined below), the following shall automatically occur without any further action of the parties:

                  (i) as of the Closing Date, Nurescell, ATI and ATI Sub shall be deemed to have entered into an agreement in the form of the attached Exhibit "C" (the "Assignment Agreement"), the terms of which shall be incorporated into this Agreement as of the Closing Date if set forth here in full, pursuant to which the Technology shall be transferred to ATI Sub in "as is" condition;

                  (ii) as of the Closing Date, the parties hereto shall be deemed to have entered into an agreement in the form of the attached Exhibit "D" (the "Mutual Release"), the terms of which shall be incorporated into this Agreement as of the Closing Date as if set forth here in full;

                  (iii) as of the Closing Date, the Collateral for the ATI Sub Note shall be deemed forever released and neither ATI nor ATI Sub shall have any further rights with respect thereto (except as provided in clause (i) above); and

                  (iv) as of the Closing Date, the ATI Obligations shall be cancelled and of no further force and effect.

                  (b) The parties agree that for all purposes the "Closing Date" shall be the 23rd day (or if such day is a Saturday, Sunday or holiday, the next business day thereafter) following the date that the Information Statement has been sent or given to Nurescell's shareholders; provided, however, that if at least three (3) days prior to the Closing Date either Triton or ATI shall give the other a dated written notice (the "Notice") which (i) states that one or more specified conditions listed in Section 2.02 below (the "Transfer Conditions") has not been satisfied or waived and (ii) provides the basis for such statement in reasonable detail, then the Closing Date shall be delayed until the specified Transfer Condition(s) has been satisfied or waived. In the event that a Notice is given, the parties shall thereafter reasonably cooperate to promptly satisfy the Transfer Condition(s) specified therein and the Closing Date shall be the date upon which the party giving the Notice acknowledges in writing that the specified Transfer Condition(s) has now been satisfied or waived (which acknowledgment shall not be unreasonably withheld or delayed); provided, however, that if such satisfaction or waiver does not occur within twenty (20) days after the date of the Notice, the party giving the Notice shall thereafter have the right, in its sole discretion, to terminate this Agreement if permitted under Section 5.01(b) below.

         2.02 CONDITIONS TO TRANSFER AND OTHER TRANSACTIONS. The Transfer Conditions shall consist of all of the following:

                  (a) the Initial Conversion shall have occurred;

                  (b) the Share Increase and the Technology Transfer shall have been approved by a majority of the outstanding shares of Nurescell Common Stock and shall have become effective as provided in Section 1.02 above; and

                  (c) as of the date of satisfaction of the Transfer Condition in subsection (b) above (the "Satisfaction Date"):

                  (i) no preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory agency, body or authority which prevents consummation of any material portion of the transactions contemplated by this Agreement and remains in effect;

                   (ii) no action or proceeding by any governmental or regulatory agency, body or authority shall have been commenced or threatened (and remain pending or threatened) against any party to this Agreement or any of their respective affiliates, officers or directors seeking to prevent or challenging any material portion of the transactions contemplated by this Agreement; and

                   (iii) no action or proceeding before any federal or state court of competent jurisdiction in the United States shall have been commenced (and remain pending) against any party to this Agreement or any of their respective affiliates, officers or directors seeking to prevent or challenging any material portion of the transactions contemplated hereby or seeking material damages in connection therewith.

         2.03 STATUS OF THE TECHNOLOGY. ATI and ATI Sub are aware that at such time as the Technology is transferred pursuant to Section 2.01 above, such transfer will be in "as is" condition and, except as provided in Section 3.04(c) below, will be made without representation or warranty of any kind, including warranties as to marketability and fitness for any particular purpose. ATI and ATI Sub are fully aware of the extent and nature of the Technology, have fully investigated all matters with respect thereto and are fully aware of all laws and regulations which relate to Nurescell's transfer thereof, and, notwithstanding any other provision of this Agreement, hereby assume all risk thereof and waive any liability of Nurescell and/or Triton with respect thereto. In light of ATI Sub's security interest in the Collateral, the parties hereto agree that the transfer of the Technology pursuant to this Agreement constitutes a transfer of collateral pursuant to Section 9609 of the California Uniform Commercial Code.

         2.04 FURTHER ACTS.

                  (a) Prior to the Closing Date, Triton shall take any action necessary to vote all of its Nurescell Common Stock in favor of the approval and authorization of the Share Increase and the Technology Transfer, including signing a written consent in the form of the attached Exhibit "E."

                  (b) On the Closing Date, Nurescell shall deliver to ATI Sub
(i) an executed separate assignment document in the form provided by ATI Sub, to be recorded by ATI Sub with the U.S. Patent and Trademark Office evidencing the transfer of the Technology to ATI Sub and (ii) all documentation pertaining to the Technology not previously delivered to ATI or ATI Sub, including, without limitation, copies of all correspondence to and from examining authorities regarding the Technology, all patent and prior art searches and all correspondence with any attorneys involving the preparation or prosecution of patents relating to the Technology.

                  (c) After the Closing Date, Triton, Nurescell, ATI and ATI Sub each agree to promptly perform any acts and execute and deliver any further documents which may be reasonably requested in order to reflect the transactions occurring on the Closing Date, including, but not limited to, each party to the Assignment Agreement and the Mutual Release providing the other parties thereto with a signed copy of such agreement; provided, however, that each party to such agreements shall be bound thereby on and after the Closing Date even without their signature thereon.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES
                  ---------------------------------------------

         3.01 Representations and Warranties by Nurescell to Triton. As an inducement to Triton to enter into this Agreement and to consummate the transactions contemplated herein, as of the Effective Date and the Satisfaction Date, Nurescell hereby represents and warrants to Triton, and agrees, as follows:

                  (a) That it is a corporation duly organized, validly existing and in good standing in the jurisdiction where it was formed and it has the full power and authority to own, lease and operate its properties and conduct the business being conducted by it and is duly qualified to transact business and in good standing in every jurisdiction in which the character of the business conducted by it makes such qualification necessary.

                  (b) Except as set forth in the attached Schedule 3.01(b), its execution, delivery and performance of this Agreement and each other document provided for or referred to herein has been duly authorized and approved by all requisite corporate action on its part. Neither the execution nor the delivery of this Agreement and such other documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms and provisions of this Agreement or such other documents, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (i) its organizational documents, (ii) any promissory note of which it is the maker or guarantor, (iii) any law or administrative regulation applicable to it or its properties or (iv) any indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which it is a party or by which it is bound, or give any party with rights under any such indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction the right to terminate, modify or otherwise change its rights or obligations under such indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction. Except as set forth in the attached Schedule 3.01(b), no authorization, approval or consent of, or notice to or filing with, any person or entity or any governmental department, commission, bureau or agency or other public body or authority is or will be required for the execution, delivery or performance of this Agreement by it or for the consummation by it of the transactions contemplated hereby. It has the full power and authority to do and perform all acts and things required to be done by it under this Agreement. All corporate acts and other proceedings required to be taken by it or on its part to authorize it to carry out this Agreement and such other agreements and instruments as are contemplated hereby and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement constitutes, and such other agreements and instruments when duly executed (if required) and delivered by it will constitute, legal, valid and binding obligations and will be enforceable against it in accordance with their respective terms.

                  (c) ATI is the sole owner of the ATI Shares and, except for
(i) the ATI Shares, (ii) ATI Sub's option to acquire shares of Nurescell Common Stock as set out in the Investment Agreement and (iii) the interests in the Collateral, neither ATI nor ATI Sub owns or has any right to acquire any interest in Nurescell.

                  (d) Except for the License Agreement, the Investment Agreement, the Modification Agreement, the 2001 Restructure Agreement and the ATI Sub Note (collectively, the "ATI Agreements") and this Agreement, there are no written or oral agreements currently in effect or pending between Nurescell and ATI and/or ATI Sub.

                  (e) The attached Exhibit "F" accurately reflects each of Nurescell's accounts payable, other current liabilities, long-term liabilities and contingent liabilities and obligations as of the Effective Date.

                  (f) Nurescell does not do business in Nevada and, as shown by its stock ledger, Nurescell does not have more than 99 shareholders with addresses in Nevada.

                  (g) All financial information contained in Nurescell' s Form 10-KSB for the fiscal year ended March 31, 2002 and Form 10-QSB for the quarter ended September 30, 2002 (collectively, the "SEC Filings") is true and correct in all material respects and there has been no material change in Nurescell's financial condition from March 31, 2002 or September 30, 2002 to the Effective Date. To its best knowledge, other than as set forth in the attached Schedule 3.01(g), it is not aware of any material actual or contingent liabilities of Nurescell except as set forth in the SEC Filings.

                  (h) To the best knowledge of its executive officers, except as set forth on Exhibit "F" or otherwise described in the SEC Filings, it is not aware of (i) any pending or threatened claims by or against Nurescell by any person or entity or (ii) any past occurrences which could reasonably be expected to result in a claim against Nurescell.

                  (i) It has committed no act or omission which would cause any person, firm, corporation or other entity to be entitled to any broker's or finder's fee, commission, or other similar compensation with respect to the execution and delivery of this Agreement or any related agreement, or with respect to the consummation of the transactions contemplated herein.

                  (j) No representation or warranty by it herein or in any document provided by it in connection herewith, and no information disclosed herein or in any document supplied by it in connection herewith, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

         3.02 REPRESENTATIONS AND WARRANTIES BY TRITON TO NURESCELL, ATI AND ATI SUB. As an inducement to Nurescell, ATI and ATI Sub to enter into this Agreement and to consummate the transactions contemplated herein, as of the Effective Date and the Satisfaction Date, Triton hereby represents and warrants to Nurescell, ATI and ATI Sub, and agrees, as follows:

                  (a) That it is a limited partnership duly organized, validly existing and in good standing in the State of Delaware.

                  (b) Its execution, delivery and performance of this Agreement and each other document provided for or referred to herein has been duly authorized and approved by all requisite action on its part. Neither the execution nor the delivery of this Agreement and such other documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms and provisions of this Agreement or such other documents, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (i) its organizational documents,
(ii) any promissory note of which it is the maker or guarantor, (iii) any law or administrative regulation applicable to it or its properties or (iv) any indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which it is a party or by which it is bound. No authorization, approval or consent of, or notice to or filing with, any person or entity or any governmental department, commission, bureau or agency or other public body or authority is or will be required for the execution, delivery or performance of this Agreement by it or for the consummation by it of the transactions contemplated hereby. It has the full power and authority to do and perform all acts and things required to be done by it under this Agreement. All acts and other proceedings required to be taken by it or on its part to authorize it to carry out this Agreement and such other agreements and instruments as are contemplated hereby and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement constitutes, and such other agreements and instruments when duly executed (if required) and delivered by it will constitute, legal, valid and binding obligations and will be enforceable against it in accordance with their respective terms.

                  (c) It has committed no act or omission which would cause any person, firm, corporation or other entity to be entitled to any broker's or finder's fee, commission, or other similar compensation with respect to the execution and delivery of this Agreement or any related agreement, or with respect to the consummation of the transactions contemplated herein.

         3.03 REPRESENTATIONS AND WARRANTIES BY ATI AND ATI SUB TO NURESCELL. As an inducement to Nurescell to enter into this Agreement and to consummate the transactions contemplated herein, as of the Effective Date and the Satisfaction Date, ATI and ATI Sub each hereby severally, and not jointly, represent and warrant to Nurescell, and agree, as follows:

                  (a) That it is a corporation duly organized, validly existing and in good standing in the jurisdiction where it was formed.

                  (b) Its execution, delivery and performance of this Agreement and each other document provided for or referred to herein has been duly authorized and approved by all requisite corporate action on its part. Neither the execution nor the delivery of this Agreement and such other documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms and provisions of this Agreement or such other documents, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (i) its organizational documents, (ii) any promissory note of which it is the maker or guarantor, (iii) any law or administrative regulation applicable to it or its properties or (iv) any indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which it is a party or by which it is bound. No authorization, approval or consent of, or notice to or filing with, any person or entity or any governmental department, commission, bureau or agency or other public body or authority is or will be required for the execution, delivery or performance of this Agreement by it or for the consummation by it of the transactions contemplated hereby. It has the full power and authority to do and perform all acts and things required to be done by it under this Agreement. All corporate acts and other proceedings required to be taken by it or on its part to authorize it to carry out this Agreement and such other agreements and instruments as are contemplated hereby and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement constitutes, and such other agreements and instruments when duly executed (if required) and delivered by it will constitute, legal, valid and binding obligations and will be enforceable against it in accordance with their respective terms.

                  (c) It has committed no act or omission which would cause any person, firm, corporation or other entity to be entitled to any broker's or finder's fee, commission, or other similar compensation with respect to the execution and delivery of this Agreement or any related agreement, or with respect to the consummation of the transactions contemplated herein.

         3.04 REPRESENTATIONS AND WARRANTIES BY NURESCELL TO ATI AND ATI SUB. As an inducement to ATI and ATI Sub to enter into this Agreement and to consummate the transactions contemplated herein, as of the Effective Date and the Satisfaction Date, Nurescell hereby represents and warrants to ATI and ATI Sub, and agrees, as follows:

                  (a) That it is a corporation duly organized, validly existing and in good standing in the State of Nevada.

                  (b) Except as set forth in the attached Schedule 3.01(b), its execution, delivery and performance of this Agreement and each other document provided for or referred to herein has been duly authorized and approved by all requisite corporate action on its part. Neither the execution nor the delivery of this Agreement and such other documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms and provisions of this Agreement or such other documents, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (i) its organizational documents, (ii) any promissory note of which it is the maker or guarantor, (iii) any law or administrative regulation applicable to it or its properties or (iv) any indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which it is a party or by which it is bound. Except as set forth in the attached
Schedule 3.01(b), no authorization, approval or consent of, or notice to or filing with, any person or entity or any governmental department, commission, bureau or agency or other public body or authority is or will be required for the execution, delivery or performance of this Agreement by it or for the consummation by it of the transactions contemplated hereby. It has the full power and authority to do and perform all acts and things required to be done by it under this Agreement. All corporate acts and other proceedings required to be taken by it or on its part to authorize it to carry out this Agreement and such other agreements and instruments as are contemplated hereby and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement constitutes, and such other agreements and instruments when duly executed (if required) and delivered by it will constitute, legal, valid and binding obligations and will be enforceable against it in accordance with their respective terms.

                  (c) Nurescell has good title to the Technology, free and clear of all liens, security interests, claims, rights and encumbrances except those presently existing in favor of ATI and/or ATI Sub.

                  (d) It has committed no act or omission which could cause any person, firm, corporation or other entity to be entitled to any broker's or finder's fee, commission, or other similar compensation with respect to the execution and delivery of this Agreement or any related agreement, or with respect to the consummation of the transactions contemplated herein.

                  3.05 REPRESENTATIONS AND WARRANTIES BY ATI AND ATI SUB TO TRITON. As an inducement to Triton to enter into this Agreement and to consummate the transactions contemplated herein, as of the Effective Date and the Satisfaction Date, ATI and ATI Sub each hereby severally, and not jointly, represent and warrant to Triton, and agree, as follows:

                  (a) That it is a corporation duly organized, validly existing and in good standing in the jurisdiction where it was formed.

                  (b) Except as set forth in the attached Schedule 3.05(b), its execution, delivery and performance of this Agreement and each other document provided for or referred to herein has been duly authorized and approved by all requisite corporate action on its part. Neither the execution nor the delivery of this Agreement and such other documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms and provisions of this Agreement or such other documents, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (i) its organizational documents, (ii) any promissory note of which it is the maker or guarantor, (iii) any law or administrative regulation applicable to it or its properties or (iv) any indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which it is a party or by which it is bound. Except as set forth in the attached
Schedule 3.05(b), no authorization, approval or consent of, or notice to or filing with, any person or entity or any governmental department, commission, bureau or agency or other public body or authority is or will be required for the execution, delivery or performance of this Agreement by it or for the consummation by it of the transactions contemplated hereby. It has the full power and authority to do and perform all acts and things required to be done by it under this Agreement. All corporate acts and other proceedings required to be taken by it or on its part to authorize it to carry out this Agreement and such other agreements and instruments as are contemplated hereby and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement constitutes, and such other agreements and instruments when duly executed (if required) and delivered by it will constitute, legal, valid and binding obligations and will be enforceable against it in accordance with their respective terms.

                  (c) ATI is the sole owner of 4,590,000 shares of Nurescell Common Stock and, except for (i) those shares, (ii) ATI Sub's option to acquire shares of Nurescell Common Stock as set out in the Investment Agreement and
(iii) the interests in the Collateral, neither ATI nor ATI Sub owns or has any right to acquire any interest in Nurescell.

                  (d) Except for this Agreement and the ATI Agreements, there are no written or oral agreements currently in effect or pending between Nurescell and ATI and/or ATI Sub.

                  (e) It has committed no act or omission which would cause any person, firm, corporation or other entity to be entitled to any broker's or finder's fee, commission, or other similar compensation with respect to the execution and delivery of this Agreement or any related agreement, or with respect to the consummation of the transactions contemplated herein.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES
                         -------------------------------

         4.01 AGREEMENTS BY ATI AND ATI SUB. ATI and ATI Sub each agree that, unless otherwise consented to in writing by Triton, during the period from the Effective Date until the earlier of (i) the Closing Date or (ii) the date this Agreement is terminated through no fault of ATI or ATI Sub:

                  (a) They shall not acquire, nor shall they cause or permit any "affiliate" (as defined in Rule 405 under the Securities Act of 1933; provided that Nurescell shall not be considered an affiliate) to acquire, any additional shares of Nurescell or any rights with respect thereto.

                  (b) They shall not take any action, nor shall they cause or permit any affiliate to take any action, against Nurescell with respect to the ATI Agreements or otherwise.

                  (c) They shall not transfer any rights with respect to the ATI Agreements or any shares or other interest in Nurescell.

                  (d) They shall each use their best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. They also agree that they shall each use their best efforts to cooperate with the other parties hereto so as to cause the Transfer Conditions to occur as soon as practicable.

         4.02 AGREEMENTS BY TRITON. Triton agrees that during the period from the Effective Date until the earlier of (i) the Closing Date or (ii) the date this Agreement is terminated through no fault of Triton, it shall (A) use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, (B) use its best efforts to cooperate with the other parties hereto so as to cause the Transfer Conditions to occur as soon as practicable and (C) not take any action against Nurescell with respect to the 1999 Note, the 2000 Note, the Registration Agreements, the Securities Purchase Agreement dated as of December 15, 1999, the Warrant to Purchase Common Stock dated December 15, 1999, the Securities Purchase Agreement dated as of February 8, 2000, the Warrant to Purchase Common Stock dated February 8, 2000, the Pledge and Security Agreement dated August 8, 2002, the $26,000 Secured Promissory Note dated August 8, 2002, the $7,650 Unsecured Promissory Note dated August 26, 2002, or otherwise.

         4.03 AGREEMENTS BY NURESCELL. Nurescell agrees that during the period from the Effective Date until the earlier of (i) the Closing Date or (ii) the date this Agreement is terminated through no fault of Nurescell, Nurescell shall:

                  (a) use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable;

                  (b) use its best efforts to cooperate with the other parties hereto so as to cause the Transfer Conditions to occur as soon as practicable;

                  (c) not take any action, nor shall it cause or permit any affiliate over which Nurescell has control to take any action, against ATI or ATI Sub with respect to the ATI Agreements or otherwise;

                  (d) not transfer any rights with respect to the Technology, the ATI Agreements or other interest in ATI;

                  (e) reasonably cooperate with ATI and ATI Sub in the filing and prosecution of any patent application and other similar filings related to the protection of the Technology; and

                  (f) not establish any liens, security interests, claims, rights and encumbrances against title to the Technology except in favor of ATI and/or ATI Sub.

         4.04 Agreement as to Liabilities. Nurescell agrees that on and after the Closing Date, unless otherwise specified in this Agreement or an Exhibit or Schedule hereto, neither ATI nor ATI Sub shall be liable for any currently existing or future liabilities of Nurescell.

                                    ARTICLE V
                       TERMINATION, AMENDMENT AND SURVIVAL
                       -----------------------------------

         5.01 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned only:

                  (a) by mutual consent of each of the parties; or

                  (b) by one party unilaterally, if (i) there has been a material breach by another party of any of its representations, warranties or covenants set forth in this Agreement and such breach has not been cured (or cure commenced followed by prompt completion) within twenty (20) days after written notice thereof to such party and (ii) the party seeking termination is not also in material breach of any of its representations, warranties or covenants set forth in this Agreement.

         5.02 TERMINATION REMEDIES. Notwithstanding termination of this Agreement, in the event that the transactions described herein are not consummated due to a material breach of this Agreement by a party, the other parties shall have all rights and remedies at law and in equity available to it for such breach, including the right to specific performance.

         5.03 AMENDMENT AND WAIVER. No waiver or amendment of any provision of this Agreement shall be effective unless in writing and signed by the party to be bound. No delay or omission of any party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

         5.04 SURVIVAL OF TERMS. The provisions of this Section, Articles III, VI and VII and Sections 1.03, 2.03, 2.04(b) and 2.04(c) shall survive the Effective Date and the Closing Date and continue in full force and effect at all times thereafter. In addition, the provisions of this Section, Article VII (except Section 7.02) and Section 5.02 shall survive the termination of this Agreement and continue in full force and effect at all times thereafter (with provisions of Article VI also surviving for purposes of Section 5.02).


                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

         6.01 INDEMNIFICATION. At all times after the Effective Date, upon demand, each party shall indemnify, defend and hold each other applicable party and such other party's directors, officers, employees, agents, consultants, advisors, shareholders and affiliates (collectively, the "Indemnified Persons") harmless from and against any and all costs and expenses (including reasonable costs of investigation and attorneys' fees) and other losses, liabilities and damages resulting from any breach by such party of any representation, warranty or covenant in this Agreement or any Exhibit, Schedule or other document provided in connection herewith.

         6.02 INDEMNIFICATION PROCEDURE. No party shall be required to indemnify any Indemnified Person with respect to any claim under Section 6.01 above unless the Indemnified Person seeking indemnification (the "Indemnitee") shall notify the other party (the "Indemnitor") of such claim, shall provide the Indemnitor with a copy of any relevant documents with respect to such claim, and shall otherwise make available to the Indemnitor all relevant material information with respect to such claim; provided, however, that the Indemnitee's failure to give notice or to provide copies of documents or to furnish relevant information shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor except and only to the extent that such failure by the Indemnitee shall result in a material prejudice to the Indemnitor. The Indemnitor, at its sole cost and expense, shall have the right to defend against any claim brought by a third party, either in its own name or in the name of the Indemnitee, as may be required, and the Indemnitee, at its sole cost and expense, shall have the right to participate in such defense. The Indemnitee shall not settle or compromise any third party claim unless it shall first obtain the written consent of the Indemnitor (provided such consent is not unreasonably withheld or delayed) or unless suit shall have been instituted against the Indemnitee and the Indemnitor shall have failed, after the lapse of a reasonable time after written notice to it of such suit, to take action to defend the same or unless the Indemnitor shall have failed to notify the Indemnitee in writing of its intention to contest the claim within twenty (20) days of the giving of the above notice from the Indemnitee to the Indemnitor.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

         7.01 COSTS AND EXPENSES. Except as specified in Section 6.01 or 7.11, all expenses (including attorney's and accountant's fees) in connection with (i) the preparation and negotiation of this Agreement and the other agreements and documents referred to herein and (ii) the consummation of the transactions referred to herein or therein, shall be borne by the party who incurred them.

         7.02 FURTHER ASSURANCES. From time to time after the Effective Date and the Closing Date, each party agrees to promptly perform any acts and execute and deliver any further documents which may be reasonably requested by another party in order to consummate more effectively the transactions contemplated hereby.

         7.03 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if personally delivered, telecopied, sent by overnight courier or deposited in the United States Mail, in a properly stamped envelope, certified mail, return receipt requested, addressed to the party to whom it is to be given, at the address set forth below. A notice or other communication shall be deemed received (i) upon receipt, if personally delivered, (ii) on the first business day after dispatch, if sent by overnight courier, (iii) on the first business day after dispatch, if transmitted by telecopy, and (iv) on the earlier of delivery (as evidenced by the signed return receipt) or three (3) days after mailing, if sent by certified mail. A party hereto may change its address by written notice in accordance with this Section.

         (a) If to Nurescell, as specified in (b) or (c) below, as applicable.

         (b) If to Triton, at:

                           220 Executive Center
                           225 North Market Street
                           Wichita, Kansas 67202
                           Telecopy number: (316) 267-0204
                           Attn: John C. Tausche

                  with a copy to:

                           David S. Hamilton, Esq.
                           5699 Kanan Road, #251
                           Agoura Hills, California  91301
                           Telecopy number: (818) 879-5449

         (c) If to ATI and/or ATI Sub, at:

                           Advanced Technology Industries, Inc.
                           Taubenstrasse 20
                           Berlin, Germany 10117
                           Telecopy number: 011 49 30 201 77899
                           Attn: Hans-Joachim Skrobanek

                           ATI Nuklear AG
                           Taubenstrasse 20
                           Berlin, Germany 10117
                           Telecopy number: 011 49 30 201 77899
                           Attn: J.P. Lempert

                   with copies to:

                           Reboul, MacMurray, Hewitt & Maynard
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Telecopy number: (212) 841-5725
                           Attn: Anthony Norris

                           James Samuelson
                           2030 Main Street, Suite 1300
                           Irvine, California 92614
                           Telecopy number: (949) 260-4799

         7.04 ENTIRE AGREEMENT; REPRESENTATIONS AND WARRANTIES. This Agreement, together with its Exhibits, Schedules and other documents expressly referred to herein, contains the entire agreement of the parties with respect to its subject matter and supersedes all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. Other than as set forth in
Article III hereof or otherwise contained herein or in any Exhibit, Schedule or other document delivered pursuant hereto, the parties make no representations or warranties of any kind, whether express or implied, in connection with the transactions contemplated hereby.

         7.05 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect, and the application of such part to persons or circumstances other than those as to which it is held invalid or unenforceable, and each other term, covenant and condition of this Agreement, shall be valid and be enforced to the fullest extent permitted by law.

         7.06 BINDING EFFECT; BENEFIT. This Agreement and all provisions hereof shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Except for Indemnified Persons under Article VI, this Agreement is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

         7.07 HEADINGS. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         7.08 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         7.09 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the conflicts of laws rules thereof. The parties agree that the exclusive venue for resolution of any case or controversy arising out of or in connection with this Agreement shall be Los Angeles County, California.

         7.10 INTERPRETATION. Each party intends that this Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against any of them. The parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies.

         7.11 ATTORNEYS' FEES. If any party to this Agreement shall bring any action for any relief against any other party hereto arising out of or in connection with this Agreement or any Exhibit, Schedule or other document in connection herewith, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney's fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery and (v) bankruptcy litigation.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the Effective Date.

                                          NURESCELL INC.

                                          By:
                                              ----------------------------------
                                              President
                                          By:
                                              ----------------------------------
                                              Secretary


                                          TRITON PRIVATE EQUITIES FUND, L.P.
                                          By: Triton Capital Management, L.L.C.,
                                              General Partner

                                            By: /s/ John C. Tausche
                                                --------------------------------
                                                John C. Tausche, Member

                                          ADVANCED TECHNOLOGY INDUSTRIES,  INC.

                                          By:
                                              ----------------------------------
                                              President
                                          By:
                                              ----------------------------------
                                              Secretary


                                          ATI NUKLEAR AG

                                          By:
                                              ----------------------------------
                                              President
                                          By:
                                              ----------------------------------
                                              Secretary


         The foregoing is hereby consented to as of the Effective Date

                                          LTDNETWORK, INC.

                                          By:
                                              ----------------------------------
                                          Title: